UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

Ruby Creek Resources,  Inc.

(Exact Name of Registrant as Specified in Charter)

     _        Nevada                                             000-52354                                      26-4329046

(State or Other Jurisdiction                 (Commission File Number)                    (IRS Employer

      of Incorporation)                                                                                           Identification No.)

750 3rd Avenue, 11th Floor, New York, New York                                      10017

                   (Address of Principal Executive Offices)                                           (Zip Code)

(212) 679-5711

Registrant’s telephone number, including area code

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As of July 15, 2011, Ruby Creek Resources, Inc. (the “Company”) appointed Darren L. Ofsink, Esq. as a member of its Board of Directors.  Mr. Ofsink co-founded Guzov Ofsink, LLC, a New York City based law firm in 2001. He is a founding Partner and head  of its corporate transactions and securities practice and has extensive experience in international and cross-border transactions.

In connection with Mr. Ofsink’s appointment to the Board of Directors, the Company and Mr. Ofsink executed an independent director agreement providing for compensation of $20,000 per year in cash or stock (at a 15% discount) at the Company’s option, and 200,000 options to purchase Company common stock at $0.50 per share.

Item 9.01.	Financial Statements and Exhibits.

                 (d) Exhibits.

  Exhibit No.    Description

10.26   Independent Director Agreement by and between Ruby Creek Resources, Inc. and Darren L. Ofsink, effective as of July 15, 2011.

10.27   Director Indemnification Agreement by and between Ruby Creek Resources, Inc. and Darren L. Ofsink, effective as of July 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        RUBY CREEK RESOURCES, INC.

Dated: July 19, 2011                           By: /s/ Robert Slavik

                                                            Robert Slavik,

                                                            President, Chief Executive Officer